Wells Capital Management Code of Ethics 10.00
Date of last revision:                                                                        October 2000

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                                                           Code of Ethics

                                             Policy on Personal Securities Transactions
                                                                and
                                                          Insider Trading

                                                           Version 10.00

I        INTRODUCTION
===========================================================================================================================
I.1      Code Of Ethics
                                        Wells  Capital  Management  (Wells  Capital),  as  a  registered investment  adviser,  has an  obligation  to  maintain  a policy governing personal  securities  transactions and insider trading by its  officers and  employees.  This Code of Ethics and Policy
                                        on  Personal   Securities   Transactions   and  Insider  Trading
                                        ("Code") is adopted under Rule 17j-1 of the  Investment  Company
                                        Act and Section 204A of the  Investment  Advisers Act. This Code
                                        outlines the policies and procedures for such  activities  based on the recognition that a fiduciary  relationship exists between
                                        Wells  Capital and its clients.  All  references in this Code to
                                        employees,   officers,  directors,   accounts,  departments  and
                                        clients refer to those of Wells Capital.

                                        In addition to this Code,  please refer to the policies outlined in the  Handbook  for Wells  Fargo  Team  Members  and the Wells
                                        Fargo Code of Conduct and Business Ethics.

                                        Acknowledgment   of,  and  compliance   with,  this  Code  is  a
                                        condition  of  employment.  A copy of the  Code  and  applicable forms are available on Wells Capital's common drive:

                                        As an employee, you must -
                                        o        Be ethical
                                        o        Act professionally
                                        o        Improve competency
                                        o        Exercise independent judgment
I.2      "Advisory
     Representative"                    For the purposes of this Code,  Wells Capital defines  "advisory representative"  as any  director,  officer or employee,  who in connection with his or her regular functions or duties -
                                        o        makes,   participates   in,  or   obtains   information
                                          regarding the   purchase or       sale  of a  security  for an
                                          advisory client, or
                                        o        whose functions are related to the making of any
                                          recommendations with regard to such purchases or sales.

                                        Because  all  personnel  may  at  some  time  access  or  obtain investment  information,  Wells Capital designates all employees
                                                                                           -------------
                                        (including  independent  contractors,  if deemed appropriate) as
                                        "advisory  representatives," and thereby subject to the policies and  procedures  of the  Code.  The list of  advisory  personnel will be updated each quarter.

I.3      "Beneficial       Ownership"
                                        Personal  securities  transaction  reports  should  include  all accounts  for which you have direct or indirect  control.  These include  accounts  over which you have any  control,  influence, authority,  either with or without beneficial interest,  whether directly or indirectly, including -
                                        o        accounts of immediate family  members in the same
                                         household; and
                                        o        any other  account,  including but not limited to those
                                         of  relatives and friends, over which you direct activities.

                                        Direct and indirect control may be further  construed to include accounts  for which an  Advisory  Representative  is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.
II

PENALTIES
===========================================================================================================================
II.1     Violations of the Code
                                        The firm's Chief  Compliance  Officer will report  violations of the Code on a quarterly  basis to the  President.  Each Advisory
                                        Representative   should   immediately   report   to  the   Chief
                                        Compliance Officer any known or reasonably  suspected violations of this Code of which he or she becomes aware.
II.2     Penalties
                                        Penalties  may  be  imposed  on an  Advisory  Representative  as follows:

                                        o        Minor Offenses -
                                        >>       First minor offense - Verbal warning;
                                        >>       Second minor offense - Written notice;
                                        >>       Third minor  offense - $1,000.00  fine to be donated to
                                                      the advisory representative's charity of choice*.
                                        o        Substantive Offenses -
                                        >>       First substantive offense - Written notice;
                                        >>       Second substantive  offense - $1,000 or disgorgement of
                                                      profits  (whichever  is  greater) to be donated to
                                                      the advisory representative's charity of choice*;
                                        >>       Third  substantive  offense - Termination of employment
                                                      and/or referral to authorities.

                                        Minor   offenses   include  the   following:   failure  or  late
                                        submissions    of   quarterly    trade    reports   and   signed
                                        acknowledgments  of Code of  Ethics  forms  and  certifications,
                                        failure  to  request  trade   pre-clearance,   and   conflicting
                                        pre-clear request dates versus actual trade dates.

                                        Substantive   offenses   include  the  following:   unauthorized
                                        purchase/sale  of  restricted  securities  outlined in the Code,
                                        violations  of  seven-day  blackouts,   short-term  trading  for
                                        profit  (60-day   rule),   trading  in  conflict  with  clients'
                                        transactions (such as the appearance of potential  front-running or scalping), and insider trading.

                                        Wells  Capital  reserves the right to escalate the terms of this
                                        Penalties  section at any time and to use corrective action that
                                        it   determines   is   appropriate    (including   referral   to
                                        authorities)  -  and,  if  necessary,  to  terminate  employment immediately.

                                        *  The   fines   will   be   made   payable   to  the   Advisory
                                        Representative's  charity  of choice  and  turned  over to Wells
                                        Capital,  which in turn will mail the  donation  check on behalf of the advisory representative.
II.3     Dismissal and/or  Referral
     to Authorities                     Repeated  violations  of the Code may  result in  dismissal.  In addition, a single flagrant violation,  such as fraud or insider trading,  will result in  immediate  dismissal  and  referral to authorities.

                                        The firm's Chief Compliance  Officer will forward potential Code violations  involving  affiliated  mutual  funds to Wells  Fargo
                                        Bank Mutual Fund Compliance.

III

EMPLOYEE TRADE PROCEDURES
===========================================================================================================================
III.1    Pre-clearance
                                        o        All   Advisory   Representatives   in  the  firm   must
                                                 --------------------------------
                                         pre-clear        personal securities  transactions as specified
                                         in Section       III.4.
                                        o        All  pre-clearance   requests  must  be  submitted  via
                                         electronic       mail  to  WELLSCAP  RISK  MGT  in  the  Global
                                         Address          List.   This   will   allow   anyone   in  the
                                         Compliance group to       pre-clear   requests  at  all  times.
                                         Responses will be sent back        via     electronic mail.
                                         Exceptions will be made only for   telephone    requests   from
                                                                 ----
                                         Advisory Representatives who are   out   of   the   office   on
                                         business or on vacation.  It is the        responsibility    of
                                         the Advisory Representative to ensure that Compliance  receives
                                         pre-clearance requests.  If it     appears   that   E-mail   is
                                         down, please contact anyone from the       Compliance     group
                                         directly.
                                        o        At a minimum,  indicate the  following  information  on
                                                 ------------
                                         your    pre-clearance request -
                                        (a)      Transaction Type:  BUY or SELL
                                        (b)      Security Description / Ticker or CUSIP
                                        (c)      Security Type:  Common Stock, Options, or Bonds
                                        o        Telephone  requests  from  beneficial  account  holders
                                         outside          the firm will be accepted.  Responses to
                                         requests will be          forwarded     to     the     Advisory
                                         Representative via electronic      mail.
                                        o        Requests may be submitted from 7:00 am (Pacific) until
                                         an  hour before the market closes for the day.  Barring
                                         any     problems with systems access (i.e., SEI,
                                         Advent/Moxy), responses will be made no more than   an     hour
                                         from the receipt of request.
                                        o        Pre-cleared  trades  are  valid  for  same  day  trades
                                         only.  Nexceptions.
                                        o        Pre-clearance  does not preclude the  possibility  of a
                                             potential  conflict  appearing  after the  execution  of an employee  trade.  Trades  will  be  screened  for  blackout violations and other conflicts,  but quarter-end  review of each personal trade will reveal  conflicts  occurring after
                                             the  trade  is   executed   (for   example,   60-day   rule
                                             violation).
                                        o        The use of the  electronic  mail  system  ensures  that
                                             each report is date-stamped,  and it is the  responsibility of each Advisory  Representative  to ensure that the report has been received by Wells Capital Compliance.

                                        Personal  securities  transactions  should be reported,  whether pre-cleared or not.
                  .........
III.2

     Trade Reports                    o        Quarterly  Trade Reports  which list personal  securities
                                           transactions  for  the  quarter  must  be  submitted  by  all employees  no later  than the 10th day after the end of each
                                                      -------------------------------------------------
                                           calendar   quarter.   This  10-day   deadline  is  a  federal
                                           ------------------
                                           requirement and includes  weekends and holidays.  If the 10th day falls on a weekend  or a  holiday,  the report is due the business day immediately preceding this deadline.
                                      o        Quarterly  Trade  Reports  must be  submitted  using  the
                                           Quarterly  Trade  Report  form to Wells  Capital  Compliance,
                                           either   via   email  (to  WCM  Risk   Manage)   or  via  MAC
                                           (A0103-101).  If there are no activities  for the quarter,  a report indicating such is still required to be submitted.
                                      o        Wells  Capital   requires   duplicate  copies  of  trades
                                           confirms   and  monthly  or   quarterly   brokerage   account
                                           statements to be forwarded to  Compliance.  If your broker is unable to  directly  send  duplicate  copies,  please  inform
                                           Compliance in writing to document  this.  Use the Request for
                                           Duplicate  Confirms  form  to  submit  your  request  to your brokers (with a cc to Wells Capital Compliance).
                                      o        When  opening  or  closing  brokerage  accounts,   please
                                           notify  Compliance  in  writing   (quarterly)  by  using  the
                                           Acknowledgment of Brokerage Accounts form.

                                      Forms  relating to the Code of Ethics are  available in the common drive  under the  Wells  Cap-News/Risk  Management/Code  of Ethics folder.

III.3    Post-review
                                      Wells Capital Compliance will match any broker
                                      confirms/statements  received to pre-clearance requests.
                                      Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

                                      Employee transactions will also be screened for the following:
                                      o        Same day trades: Transaction occurring on the same day
                                               ---------------
                                        as  the purchase or sale of the same security in a managed account.
                                      o         7-day Blackout period: Transaction up to and including
                                               ----------------------
                                        seven calendar days before and after the purchase and/or
                                        sale   of the same security in a managed account as described
                                        in  Sec IV.3 of the Code (For non-S&P500 securities). Note: All interim activity is considered, not just the initial
                                        purchase or     sale of a security.
                                      o        Short-term trading profits: Purchase/Sale, or vice
                                               --------------------------
                                        versa, occurring within 60 days in the same security resulting in  net profit.  Advisory Representatives are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.
                                      o        Other potential conflicts: Certain transactions may also
                                               -------------------------
                                        be  deemed in conflict with the Code and will warrant
                                        additional review, depending on the facts and
                                        circumstances of the transaction.
III.4    Pre-Clearance and
     Reporting Requirements             The table below indicates pre-clearance and reporting
                                        requirements.  Requirements for all other security type
                                        transactions must be checked with Compliance.

                                        Security Type         Pre-Clearance         Qtrly
                                        -------------         -------------
                                                                  Reporting
                                                                  ---------
                                        Equity transactions*.......Yes              Yes
                                        Fixed Inc transactions.....Yes              Yes
                                        Wells Fargo stock No.......         Yes
                                        Open-ended MF     .........No               No
                                        Proprietary MF    .........No               No
                                        US Tsy/Agencies   .........No               No
                                        Short term/cash equiv. ....No               No
                                        SPP/DRIPs- auto purch**....No               No

                                        *Including options, exchange-traded closed-end mutual funds.
                                        **Sales of stocks from SPP or DRIPs: Please notify Wells
                                          -----
                                        Capital Compliance in writing of the sale and include
                                        transactions in your quarterly reports.
III.5    Confidentiality
                                        All reports of personal  securities  transactions,  holdings and any other  information  filed pursuant to this Code will be kept
                                        CONFIDENTIAL,  provided, however that such information will also be  subject to review by  appropriate  Wells  Capital  personnel
                                        (Compliance  and/or Senior  Management) and legal counsel.  Such
                                        information   will  also  be  provided  to  the  Securities  and
                                        Exchange  Commission ("SEC") or other government  authority when properly requested or under court order.
III.6    Acknowledgment of
     Brokerage Accounts                 All Advisory  Representatives  are required to submit a list all brokerage  accounts  as  required  by the  Code  at the  time of hire. In addition,  employees are  responsible for ensuring that
                                        new  or  closed   accounts  are   communicated   to   Compliance
                                        quarterly.  For reporting  purposes,  use the  Acknowledgment of
                                        Brokerage Accounts form.

III.7    Initial and Annual
     Holdings Report                    All Advisory  Representatives  are required to report  brokerage accounts and holdings (subject to Code  requirements)  within 10 days of employment  and annually.  An Advisory  Representative's broker  statement will suffice in lieu of a separate  initial or annual  holdings  report.  It is the  Advisory  Representative's responsibility  to ensure  that  Compliance  receives  duplicate copies of statements  and/or confirms if those are sent directly by the brokers.

IV

RESTRICTIONS
===========================================================================================================================
The following are Wells Capital's restrictions on personal trading:
IV.1     Restricted Securities
---------------------------------------- -------------------------------- ---------------------------------------
             SECURITY TYPE                          PURCHASE                               SALE
---------------------------------------- -------------------------------- ---------------------------------------
---------------------------------------- -------------------------------- ---------------------------------------
A.       S&P500 stocks

                                                    PERMITTED                           PERMITTED
                                         -------------------------------  Subject to one-day blackout during
                                         Subject to one-day blackout      execution of client trades (except
                                         during execution of client       index program trades).  Must
                                                                                                  ----
                                         trades (except index program     pre-clear.
                                                                          ----------
                                         trades).  Must pre-clear.
                                                   ---------------
---------------------------------------- -------------------------------- ---------------------------------------
---------------------------------------- -------------------------------- ---------------------------------------
B.       Any security not included in                                     PERMITTED
     the S&P500 above and not defined                                     Subject to pre-clearance requirements.
     as "small cap" below.                          PERMITTED
                                         Subject to pre-clearance
                                         requirements.
---------------------------------------- -------------------------------- ---------------------------------------
---------------------------------------- -------------------------------- ---------------------------------------
C.       Any restricted  list security                                    PERMITTED, subject to the following:
     (and its associated option)                                          >>       If security held prior to
     defined as "small cap"                        PROHIBITED                  Wells Capital employment and/or
     (capitalization as defined by the                                         version 9.99 of the Code, sale
     holdings in Wells                                                         permitted subject to
     Capital-actively managed Small                                            pre-clearance requirements.
     Cap funds including mutual funds,
     DIFs and Collectives.  Small cap
     holdings in Wells Capital-managed
     small cap index funds are
     excluded from this list.

---------------------------------------- -------------------------------- ---------------------------------------
---------------------------------------- -------------------------------- ---------------------------------------
D.       Any security issued by a                                         PERMITTED, subject to the following:
     Wells Capital client                                                 >>       If security held prior to
                                                   PROHIBITED                  Wells Capital employment and/or
                                                                               version 9.99 of the Code, sales
                                                                               subject to pre-clearance
                                                                               requirements.
---------------------------------------- -------------------------------- ---------------------------------------
---------------------------------------- -------------------------------- ---------------------------------------
E.       Automatic investment programs
     or direct stock purchase plans
                                                    PERMITTED                           PERMITTED
                                         >>       Subject to Code of      >>       Subject to Code of Ethics
                                              Ethics reporting                 reporting requirements
                                              requirements
---------------------------------------- -------------------------------- ---------------------------------------
---------------------------------------- -------------------------------- ---------------------------------------
F.       Initial Public Offerings                                         PERMITTED, only
                                                                                     ----
     (IPOs)                                                               >>       If security held prior to
                                                   PROHIBITED                  Wells Capital employment and/or
(An IPO is a corporation's first                                               version 9.99 of the Code, sales
offering of a security representing                                            subject to pre-clearance
shares of the company to the public)                                           requirements.
---------------------------------------- -------------------------------- ---------------------------------------
---------------------------------------- -------------------------------- ---------------------------------------
G.       Private Placements                                               PERMITTED, only
                                                                                     ----
                                                                          >>       If security held prior to
(A private placement is an offer or                PROHIBITED                  Wells Capital employment and/or
sale of any security by a brokerage                                            version 9.99 of the Code, sales
firm not involving a public offering,                                          subject to pre-clearance
for example, a venture capital deal)                                           requirements.
---------------------------------------- -------------------------------- ---------------------------------------

IV.2     Short-Term Trading Profits
     (60-Day Trading       Rule)                 The purchase and sale, or the sale and purchase,  of
                                                 the  same   security  (or   equivalent)   within  60
                                                 calendar days and at a profit is PROHIBITED.
                                                 o        This  restriction  applies without regard to tax
                                                          lot considerations and short-sales;
                                                 o        Exercised  options are not restricted,  however,
                                                          purchases  and sales of  options  occurring
                                                          within 60 days  resulting  in  profits  are
                                                          PROHIBITED;
                                                 o        Exceptions   require  advance  written  approval
                                                          from the firm's  Chief  Compliance  Officer
                                                          (or designee).

                                                 Profits  from  any sale  before  the  60-day  period
                                                 expires may require  disgorgement.  Please  refer to
                                                 "Penalties",   section   II  of   this   Code,   for
                                                 additional details.
IV.3     Blackout Periods
                                                 For   securities  in  the  S&P  500  stocks,   a  one-day
                                                 firm-wide  blackout  will  apply  if the  issue  is being
                                                 traded on behalf of a client,  at the time the  pre-clear
                                                 request is made.  The  blackout  will not apply to trades
                                                 of Wells Capital-managed Index funds.

                                                 All other  issues are  subject to a  seven-day  firm-wide
                                                 blackout   period   if   traded   on   behalf   of  Wells
                                                 Capital-managed funds (Mutual funds, DIFs, Collectives).

                                                 Blackout periods apply to both buy and sell transactions.

IV.4     Insider Trading
                                           Wells  Capital  considers  information  material  if there is a substantial  likelihood  that a  reasonable  shareholder  would consider it important in deciding  how to act.  Information  is considered  non-public  when it has not been  disseminated in a
                                           manner   making   it   available   to   investors    generally.
                                           Information  becomes  public once it is publicly  disseminated;
                                           limited  disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

                                           Wells Capital  generally  defines insider trading as the buying or selling of a security,  in breach of fiduciary duty or other relationship  of trust and  confidence,  while in possession of
                                           material,  non-public  information.   Insider  trading  is  a
                                                                                 -----------------------
                                           violation of federal  securities laws,  punishable by a maximum
                                           -------------------------------------
                                           prison  term of 10 years and fines of up to $1 million  for the individual and $2.5 million for the firm.

                                           Tipping of material,  non-public information is PROHIBITED.  An
                                           Advisory  Representative  cannot trade, either personally or on behalf of others, while in possession of such information.

                                           Front-running/scalping   involves   trading  on  the  basis  of
                                           non-public information regarding impending market transactions.

                                           o        Trading  ahead  of,  or  "front-running,"  a client or
                                                proprietary  mutual  fund  order in the same
                                                security; or
                                           o        Taking a position  in stock  index  futures or options
                                                contracts  prior  to  buying  or  selling  a
                                                block  or   securities   for  a  client   or
                                                proprietary   mutual  fund  account   (i.e.,
                                                self-front running).

                                           Scalping  occurs  when  an  Advisory  Representative  purchases shares of a security  for his/her own  account  shortly  before recommending  or buying that security for long-term  investment to a client and then  immediately  selling the shares at profit upon the rise in the market price following the recommendation.
IV.5     Gifts and Hospitality
                                           Wells  Capital,  as  a  policy,  follows  Wells  Fargo
                                           Bank's  policy   regarding   gifts  and   hospitality.
                                           Please   refer   to   WFB   Employee    Handbook   for
                                           requirements.

IV.6     Directorships and Other
     Outside Employment                    Wells Capital,  as a policy,  follows Wells Fargo Bank's policy regarding  directorships and other outside  employment.  Please refer to WFB Employee Handbook for requirements.
V

REGULATORY REQUIREMENTS
===========================================================================================================================
V.1      Investment Advisers Act
     of 1940 and Investment             The  SEC   considers  it  a  violation   of  general   antifraud
     Company Act of 1940                provisions of federal securities laws whenever an adviser,  such
                                        as  Wells   Capital,   engages  in   fraudulent,   deceptive  or
                                        manipulative  conduct.  As a fiduciary to client  assets,  Wells
                                        Capital  cannot  engage  in  activities  which  would  result in conflicts of interests (for example,  "front-running," scalping, or favoring proprietary accounts over those of the clients').
V.2      Regulatory Censures
                                        The  SEC  can  censure,  place  limitations  on the  activities, functions,  or operations of, suspend for a period not exceeding twelve  months,  or revoke the  registration  of any  investment adviser based on a:

                                        >>       Failure  reasonably  to  supervise,   with  a  view  to
                                             preventing   violations  of  the   provisions  of  the
                                             federal  securities  laws, an employee or a supervised
                                             person who commits such a violation.
                                        >>       However,  no  supervisor  or manager shall be deemed to
                                             have failed reasonably to supervise any person, if
                                        (a)      there have been  established  procedures,  and a system
                                                 for   applying   such   procedures,   which  would
                                                 reasonably  be  expected  to prevent  and  detect,
                                                 insofar  as  practicable,  any such  violation  by
                                                 such other person and
                                        (b)      such  supervisor or manager has  reasonably  discharged
                                                 the duties and obligations  incumbent upon him/her
                                                 by reason of such  procedures and systems  without
                                                 reasonable  cause to believe that such  procedures
                                                 and system were not being complied with.

VI

ACKNOWLEDGMENT AND CERTIFICATION
===========================================================================================================================

I certify that I have received,  read,  understood and recognize that I am subject to Wells Capital Management's
Code of Ethics and Policy on Personal Securities  Transactions and Insider Trading.  This Code is in addition to
Wells Fargo's policy on Business Conduct and Ethics, as outlined in the Employee Handbook.

In addition to certifying that I will provide  complete and accurate  reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

o        Execute any  prohibited  purchases  and/or  sales,  directly  or  indirectly,  that are  outside  those permissible by the Code;

o        Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

o        Engage in any act,  practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

o        Make any untrue  statement of a material  fact, or omit to state a material fact  necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

o        Engage in any  manipulative  practice  with respect to Wells Fargo,  Wells  Capital  Management  or any company;

o        Trade on inside information;

o        Trade ahead of or front-run any transactions for Wells Capital managed accounts;

o        Trade without obtaining the necessary pre-clearance.

I understand  that it is a violation of the Investment  Advisers Act of 1940 and the  Investment  Company Act of
1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital  Management,  it is my responsibility to submit a list of all brokerage  accounts  in which I have  beneficial  ownership  or  interest  and control (as defined in the Code).
Additionally,  I will notify Wells Capital  Management  Compliance  upon opening or closing  brokerage  accounts quarterly.

Any exceptions, where applicable, are noted as follows:
                  .........
---------------------------

                  .........
Signature         .........                                            Date

                  .........
NAME (Print)

The Acknowledgment  and Certification form is due 10 days from date of receipt.  Signed copies must be submitted
                                                  ----------------------------
to Wells Capital Compliance, MAC A0103-101.
VII

FREQUENTLY ASKED QUESTIONS (FAQS)

===========================================================================================================================

o        Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

         Pre-clearance requests should be submitted, via email, to WELLSCAP RISK MGT, in the Global Address list.  This ensures that someone in the Compliance Group can process the request at all times. For specific questions or concerns regarding the Code, you may direct your inquiries to Monica Poon, our Chief Compliance Officer
         (POONMO@WELLSCAP.COM or 415/396-7016)
         --------------------

         At a minimum, indicate whether the request is for a BUY or SELL and include the name and/or ticker        symbol
of the security/securities.

         Requests can be submitted beginning 7:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-cleared requests are only good for the day.

o        What is the submission deadline for Quarterly Trade Report?

         Quarterly Trade Reports are due 10 calendar days after the end of each quarter.  If the 10th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday.  The 10-day deadline is a regulatory requirement.  Employees can also complete and submit the Trade Report to Compliance when the trade is executed without waiting for quarter end to ensure timely submission.

o        Why are duplicate copies of confirms and statements required to be submitted to Compliance?  Would the Quarterly
  Report and pre-clear requests suffice?

         This is a regulatory requirement from a report issued by the SEC's Division of Investment Management (IM). The IM
         Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an employee opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the employee's trade confirms and account statements.

o        Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

         Wells Cap as investment adviser is required to obtain personal securities transaction information from employees.  In order to ensure compliance with the law, our policy requires employees to complete the quarterly reports in case that Wells Capital have not received your brokers' statement or confirmations timely. The employee does not need to complete a quarterly trade report if: 1) employee provides a website printout of transaction history from the broker or 2) employee confirms with Compliance every quarter that we have your broker statements within 10 days after quarter end.
         .

o        Why are small cap issues restricted from employee purchases?

         Because of the volume and size of orders that the small cap funds generate, this policy ensures that any appearance of conflict (such as front running and scalping) is avoided.  For the purposes of Wells Capital's Code of Ethics, restricted "small cap" issues are those that are held by Wells Capital-managed small cap funds, including the WF mutual funds, the DIFs and the Collectives. Restricted small cap issues cannot be purchased by
         Wells Capital employees until such time that the funds are out of the same positions.  This restriction covers new purchases only.  If you held a restricted stock before your Wells Capital employment or before the Code was revised in Sept 1999, you can sell your positions (subject to pre-clear requirements) but you cannot re-purchase or add shares.

         All other small capitalization issues that are not owned by these managed small cap funds can be purchased by employees subject to pre-clearance and reporting requirements.

o        What is the 60-day rule and is it a regulatory requirement?

         The 60-day rule prohibits employees from profiting from the purchase and sale, or vice versa, of the same securities within 60-days.

         This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry.  Similarly, AIMR also has recommended restrictions along the same lines. Because the mutual fund board approves our Code of Ethics and expects us to follow the taskforce guidelines from the ICI/AIMR, we are closely bound by those restrictions.

o        What is the pre-clearance policy on option transactions?

         Purchase and Sales of option contracts are subject to the pre-clearance requirements. When approved options are exercised automatically (i.e. employees have no control over when the options are exercised), pre-clearance is not required.  However, if the employee chooses to exercise the options, pre-clearance is required and will be approved on a case-by case basis.  The objective is to avoid any appearance of conflicts of interest, especially in instances when the same security is being executed for managed funds.